UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 9, 2006
Date of Report (Date of earliest event reported)

AAR CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road
Wood Dale, Illinois 60191
(Address of principal executive offices)

Registrant’s telephone number, including area code: (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

AAR CORP. (the “Company”) entered into an amendment and restatement of the AAR CORP. Supplemental Key Employee Retirement Plan, effective January 1, 2005 and executed June 9, 2006 (“Restated SKERP”). The material changes included in the Restated SKERP are: (1) revising and adding plan language, effective January 1, 2005, necessary to comply with Internal Revenue Code Section 409A and related guidance, (2) introducing, effective January 1, 2006, an annual additional supplemental Company contribution of a designated percentage of base salary and bonus for each of the Chief Executive Officer and other designated executive officers and key employees of the Company, and (3) converting supplemental retirement benefits of executive officers currently participating in the SKERP that were frozen in 2001 to an actuarially equivalent single sum and transferring that single sum to a supplemental account under the SKERP for the benefit of each applicable executive officer in three equal annual installments, commencing June 1, 2006.

Item 9.01         Financial Statements and Exhibits

(d)                           Exhibits

10.6                           AAR CORP. Amended and Restated Supplemental Key Employee Retirement Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:June 12, 2006
AAR CORP.
	By:	/s/ TIMOTHY J. ROMENESKO
Timothy J. Romenesko
Vice President, Chief Financial Officer and
Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.6	AAR CORP. Amended and Restated Supplemental Key Employee Retirement Plan (filed herewith).